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                               SEQUA CORPORATION

            AMENDMENT NO. 1 TO 1998 KEY EMPLOYEES STOCK OPTION PLAN


      This Amendment No. 1 to the 1998 Key Employees Stock Option Plan, effective as of February 26, 1998 (the "Plan"),

                                  WITNESSETH:

      WHEREAS, Sequa Corporation, a Delaware corporation (the "Company") maintains the Plan; and

      WHEREAS, the Company desires to amend the Plan to conform to the requirements of the Securities Exchange Act of 1934, as amended and the relevant provisions of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, the Company may amend the Plan pursuant to Section 8 thereof;

      NOW, THEREFORE, effective as of May 1, 1998, the Company hereby amends the Plan, as set forth below.

      1. The first paragraph of Section 2 is hereby deleted and replaced in its entirety by the following:

            "The Plan shall be administered by the Compensation Committee (the "Committee") appointed from time to time by the Board of Directors of the Company, which Committee shall consist of not less than two (2) members of such Board of Directors. The members of the Committee shall not be eligible to receive options and shall be "Non-Employee Directors" as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended."

      IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is hereby executed on this 2nd day of March, 2000.

                                     SEQUA CORPORATION




                                     By: /s/ Stuart Z. Krinsly__________
                                          -------------------------------
                                          Stuart Z. Krinsly
                                          Senior Executive Vice President and
                                          General Counsel